Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895, File No. 333-55970) and Forms S-3, (File No. 333-140968, File No. 333-140969 and, File No.333-140974) of our report dated 06.03.2006 relating to the financial statements of C.D.PACKAGING SYSTEMS LTD. which appears in this Form 10-K of Ampal – American Israel Corporation.

KESSELMAN & KESSELMAN CPAs (ISR)
A member of PricewaterhouseCoopers International Limited

HAIFA, Israel
March 29 , 2007